Calculation of Filing Fee Tables
S-4
ZeroStack Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares, no par value	Other	11,535,422		$ 54,677,901.00	0.0001381	$ 7,551.02
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 54,677,901.00		$ 7,551.02
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 7,551.02
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Includes the shares into which all common shares of ZeroStack Corp. that are issued and outstanding immediately prior to the Continuance (as defined in the Proxy Statement/Prospectus) will be converted in the Continuance, based on 2,430,808 common shares of ZeroStack Corp. outstanding on June 9, 2026, adjusted for the issuance of 9,104,614 common shares of ZeroStack Corp. to be issued in the Exchange (as defined in the Proxy Statement/Prospectus) prior to effecting the Continuance. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(f)(1) of the Securities Act of 1933, based on the average of the high ($4.76) and low ($4.72) prices of the common shares of ZeroStack Corp. as reported on the Nasdaq Capital Market on June 8, 2026.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
11,535,422	$ 4.74	$ 54,677,901.00	$ 0.00	$ 0.00	$ 54,677,901.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date